Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2020 FINANCIAL RESULTS

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Third quarter 2020 net loss of $1.67 per share; earnings before items[1] of $0.33 per share
•	$121 million of cash flow from operations
•	20% increase in paper volumes vs Q2’20

Fort Mill, SC, November 6, 2020 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported a net loss of $92 million ($1.67 per share) for the third quarter of 2020 compared to net earnings of $19 million ($0.34 per share) for the second quarter of 2020 and net earnings of $20 million ($0.32 per share) for the third quarter of 2019. Sales for the third quarter of 2020 were $1.1 billion.

Excluding items listed below, the Company had earnings before items1 of $18 million ($0.33 per share) for the third quarter of 2020 compared to earnings before items1 of $20 million ($0.36 per share) for the second quarter of 2020 and earnings before items1 of $55 million ($0.89 per share) for the third quarter of 2019.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Third quarter 2020

● Cost reduction program	Pulp and Paper	Impairment of long-lived assets	$111	$68	$1.23

● Cost reduction program	Pulp and Paper	Closure and restructuring costs	$67	$41	$0.75

● Closure and restructuring costs	Corporate	Closure and restructuring costs	$1	$1	$0.02

Second quarter 2020

● Closure and restructuring costs	Pulp and Paper	Closure and restructuring costs	$1	$1	$0.02

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Third quarter 2019

● Paper machine closures	Pulp and Paper	Impairment of long-lived assets	$32	$25	$0.40

● Paper machine closures	Pulp and Paper	Closure and restructuring costs	$5	$4	$0.07

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$1	$1	$0.02

● Margin improvement plan	Personal Care	Closure and restructuring costs	$6	$5	$0.08

QUARTERLY REVIEW

“We performed very well in the quarter in a challenging operating environment. Our teams have demonstrated tremendous resiliency, continuously adapting to changing market conditions, maintaining a keen focus on health and safety and decisively taking actions to serve our customers in the face of unprecedented conditions,” said John D. Williams, President and Chief Executive Officer. “We benefited from further market recovery and we made good progress with some of our strategic initiatives.”

“Our results in Paper significantly improved in the third quarter reflecting a strong operational performance and our team's fast response in implementing cost savings in a better paper demand environment. In Pulp, prices remain at cyclically low levels but the supply and demand balance is improving.”

“The Kingsport conversion to recycled linerboard is going according to plan. All efforts are now being put into enabling a start-up by the end of 2022. We have signed an agreement with Voith to provide equipment and technical services to help build one of the most modern recycled containerboard machines in the world. We expect to receive our first equipment deliveries in the next few months with construction set to begin in the second quarter of 2021. We are also focusing on implementing our commercial strategy while building our various teams that will help lead the business.”

Mr. Williams added, “In Personal Care, we had a strong cost performance in the quarter. We continue to execute well against our objectives, both commercially and operationally, which has contributed to our strong year-to-date performance.”

Operating loss was $136 million in the third quarter of 2020 compared to operating income of $14 million in the second quarter of 2020. Depreciation and amortization totaled $71 million in the third quarter of 2020.

Operating income before items1 was $43 million in the third quarter of 2020 compared to operating income before items1 of $15 million in the second quarter of 2020.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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(In millions of dollars)	3Q 2020	2Q 2020

Sales	$1,124	$1,012
Operating (loss) income
Pulp and Paper segment	(140)	3
Personal Care segment	16	18
Corporate	(12)	(7)
Total operating (loss) income	(136)	14
Operating income before items[1]	43	15
Depreciation and amortization	71	71

The net operating loss in the third quarter of 2020 was the result of the long-lived assets impairment and closure and restructuring charges related to the cost savings program, lower wage subsidies, higher maintenance costs, higher selling, general and administrative expenses and higher freight costs. These factors were partially offset by favorable productivity, higher volume in paper, lower raw material costs, higher average selling prices for paper and favorable exchange rates.

When compared to the second quarter of 2020, manufactured paper shipments were up 20% and pulp shipments decreased 7%. The shipment-to-production ratio for paper was 105% in the third and second quarters of 2020. Paper inventories decreased by 20,000 tons, and pulp inventories increased by 38,000 metric tons when compared to the second quarter of 2020.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities amounted to $121 million and capital expenditures were $28 million, resulting in free cash flow1 of $93 million for the third quarter of 2020. Domtar’s net debt-to-total capitalization ratio1 stood at 28% at September 30, 2020 compared to 30% at June 30, 2020.

OUTLOOK

In the fourth quarter, paper volume is expected to be flat quarter-over-quarter while mix should be unfavorable due to the usual seasonality. We expect near-term pulp markets to continue to gradually improve driven by better demand, maintenance outages and restocking in China. We expect Personal Care to continue to benefit from higher usage and the impact from new customer wins. Overall raw material costs are expected to remain stable while planned maintenance costs will be lower.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2020 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 367-2403 at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2020 earnings results on February 11, 2021 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 8,900 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including the COVID-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, the failure to achieve our cost containment goals, costs of conversion in excess of our expectations, demand for linerboard, and the other reasons identified under “Risk Factors” in our Form 10-K for 2019 as filed with the SEC and as updated by subsequently-filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	899	1,079	2,732	3,342
Personal Care	243	219	738	686
Total for reportable segments	1,142	1,298	3,470	4,028
Intersegment sales	(18)	(15)	(56)	(52)
Consolidated sales	1,124	1,283	3,414	3,976
Depreciation and amortization
Pulp and Paper	56	57	170	174
Personal Care	15	15	44	45
Total for reportable segments	71	72	214	219
Impairment of long-lived assets - Pulp and Paper	111	32	111	32
Impairment of long-lived assets - Personal Care	—	1	—	26
Consolidated depreciation and amortization and impairment of long-lived assets	182	105	325	277
Operating (loss) income
Pulp and Paper	(140)	31	(133)	237
Personal Care	16	2	54	(24)
Corporate	(12)	(4)	(24)	(35)
Consolidated operating (loss) income	(136)	29	(103)	178
Interest expense, net	14	12	43	38
Non-service components of net periodic benefit cost	(4)	(2)	(13)	(7)
(Loss) earnings before income taxes and equity loss	(146)	19	(133)	147
Income tax (benefit) expense	(55)	(1)	(67)	28
Equity loss, net of taxes	1	—	2	1
Net (loss) earnings	(92)	20	(68)	118
Per common share (in dollars)
Net (loss) earnings
Basic	(1.67)	0.33	(1.23)	1.89
Diluted	(1.67)	0.32	(1.23)	1.88
Weighted average number of common shares outstanding (millions)
Basic	55.2	61.5	55.5	62.5
Diluted	55.2	61.7	55.5	62.7
Cash flows from operating activities	121	108	276	282
Additions to property, plant and equipment	28	56	130	157

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM Corporation, (“EAM”), a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$

Sales	1,124	1,283	3,414	3,976
Operating expenses
Cost of sales, excluding depreciation and amortization	911	1,041	2,831	3,172
Depreciation and amortization	71	72	214	219
Selling, general and administrative	99	94	294	322
Impairment of long-lived assets	111	33	111	58
Closure and restructuring costs	68	11	69	23
Other operating loss (income), net	—	3	(2)	4
	1,260	1,254	3,517	3,798
Operating (loss) income	(136)	29	(103)	178
Interest expense, net	14	12	43	38
Non-service components of net periodic benefit cost	(4)	(2)	(13)	(7)
(Loss) earnings before income taxes and equity loss	(146)	19	(133)	147
Income tax (benefit) expense	(55)	(1)	(67)	28
Equity loss, net of taxes	1	—	2	1
Net (loss) earnings	(92)	20	(68)	118
Per common share (in dollars)
Net (loss) earnings
Basic	(1.67)	0.33	(1.23)	1.89
Diluted	(1.67)	0.32	(1.23)	1.88
Weighted average number of common shares outstanding (millions)
Basic	55.2	61.5	55.5	62.5
Diluted	55.2	61.7	55.5	62.7

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30,	December 31,
	2020	2019
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	218	61
Receivables, less allowances of $11 and $6	543	577
Inventories	764	786
Prepaid expenses	36	33
Income and other taxes receivable	44	61
Total current assets	1,605	1,518
Property, plant and equipment, net	2,378	2,567
Operating lease right-of-use assets	72	81
Intangible assets, net	573	573
Other assets	163	164
Total assets	4,791	4,903
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	9
Trade and other payables	626	705
Income and other taxes payable	37	23
Operating lease liabilities due within one year	27	28
Long-term debt due within one year	13	1
Total current liabilities	703	766
Long-term debt	1,086	938
Operating lease liabilities	58	69
Deferred income taxes and other	413	479
Other liabilities and deferred credits	320	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,714	1,770
Retained earnings	905	998
Accumulated other comprehensive loss	(409)	(393)
Total shareholders' equity	2,211	2,376
Total liabilities and shareholders' equity	4,791	4,903

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$
Operating activities
Net (loss) earnings	(92)	20	(68)	118
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	71	72	214	219
Deferred income taxes and tax uncertainties	(48)	2	(60)	1
Impairment of long-lived assets	111	33	111	58
Stock-based compensation expense	2	2	5	7
Equity loss, net	1	—	2	1
Changes in assets and liabilities, excluding the effect of acquisition of business
Receivables	(4)	10	38	50
Inventories	10	20	30	(34)
Prepaid expenses	7	7	9	(4)
Trade and other payables	74	(35)	(21)	(111)
Income and other taxes	(6)	(13)	34	(27)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(5)	(4)	(6)	(3)
Other assets and other liabilities	—	(6)	(12)	7
Cash flows from operating activities	121	108	276	282
Investing activities
Additions to property, plant and equipment	(28)	(56)	(130)	(157)
Proceeds from disposals of property, plant and equipment	—	—	—	1
Acquisition of business, net of cash acquired	—	—	(30)	—
Cash flows used for investing activities	(28)	(56)	(160)	(156)
Financing activities
Dividend payments	—	(28)	(51)	(83)
Stock repurchase	—	(131)	(59)	(139)
Net change in bank indebtedness	—	(1)	(10)	2
Change in revolving credit facility	—	45	(80)	45
Proceeds from receivables securitization facility	—	70	25	150
Repayments of receivables securitization facility	—	—	(80)	(110)
Issuance of long-term debt	—	—	300	—
Repayments of long-term debt	(3)	—	(3)	(1)
Other	1	—	(3)	(1)
Cash flows (used for) provided from financing activities	(2)	(45)	39	(137)
Net increase (decrease) in cash and cash equivalents	91	7	155	(11)
Impact of foreign exchange on cash	3	(2)	2	(2)
Cash and cash equivalents at beginning of period	124	93	61	111
Cash and cash equivalents at end of period	218	98	218	98
Supplemental cash flow information
Net cash payments (refund) for:
Interest	19	16	44	39
Income taxes	(1)	5	(25)	55

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2020				2019
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	19	(92)	(68)	80	18	20	(34)	84
(+)	Pension settlement loss	($)	—	—	—	—	—	—	—	22	22
(+)	Impairment of long-lived assets	($)	—	—	68	68	8	12	26	—	46
(+)	Closure and restructuring costs	($)	—	1	42	43	3	6	9	14	32
(=)	Earnings before items	($)	5	20	18	43	91	36	55	2	184
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	56.2	55.3	55.2	55.5	63.2	63.3	61.7	57.3	61.4
(=)	Earnings before items per diluted share	($)	0.09	0.36	0.33	0.77	1.44	0.57	0.89	0.03	3.00

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	19	(92)	(68)	80	18	20	(34)	84
(+)	Equity loss, net of taxes	($)	1	—	1	2	1	—	—	1	2
(+)	Income tax expense (benefit)	($)	3	(15)	(55)	(67)	24	5	(1)	(26)	2
(+)	Interest expense, net	($)	14	15	14	43	13	13	12	14	52
(+)	Depreciation and amortization	($)	72	71	71	214	73	74	72	74	293
(+)	Impairment of long-lived assets	($)	—	—	111	111	10	15	33	—	58
(=)	EBITDA	($)	95	90	50	235	201	125	136	29	491
(/)	Sales	($)	1,278	1,012	1,124	3,414	1,376	1,317	1,283	1,244	5,220
(=)	EBITDA margin	(%)	7%	9%	4%	7%	15%	9%	11%	2%	9%
	EBITDA	($)	95	90	50	235	201	125	136	29	491
(+)	Pension settlement loss	($)	—	—	—	—	—	—	—	30	30
(+)	Closure and restructuring costs	($)	—	1	68	69	4	8	11	19	42
(=)	EBITDA before items	($)	95	91	118	304	205	133	147	78	563
(/)	Sales	($)	1,278	1,012	1,124	3,414	1,376	1,317	1,283	1,244	5,220
(=)	EBITDA margin before items	(%)	7%	9%	10%	9%	15%	10%	11%	6%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2020				2019
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	88	67	121	276	55	119	108	160	442
(-)	Additions to property, plant and equipment	($)	(62)	(40)	(28)	(130)	(46)	(55)	(56)	(98)	(255)
(=)	Free cash flow	($)	26	27	93	146	9	64	52	62	187

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	—	—		3	3	1	9
(+)	Long-term debt due within one year	($)	1	13	13		1	1	1	1
(+)	Long-term debt	($)	1,102	1,089	1,086		853	824	938	938
(=)	Debt	($)	1,103	1,102	1,099		857	828	940	948
(-)	Cash and cash equivalents	($)	(152)	(124)	(218)		(94)	(93)	(98)	(61)
(=)	Net debt	($)	951	978	881		763	735	842	887
(+)	Shareholders' equity	($)	2,181	2,277	2,211		2,608	2,619	2,439	2,376
(=)	Total capitalization	($)	3,132	3,255	3,092		3,371	3,354	3,281	3,263
	Net debt	($)	951	978	881		763	735	842	887
(/)	Total capitalization	($)	3,132	3,255	3,092		3,371	3,354	3,281	3,263
(=)	Net debt-to-total capitalization	(%)	30%	30%	28%		23%	22%	26%	27%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2020

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	4	3	(140)	—	(133)	20	18	16	—	54	(5)	(7)	(12)	—	(24)	19	14	(136)	—	(103)
(+)	Impairment of long-lived assets	($)	—	—	111	—	111	—	—	—	—	—	—	—	—	—	—	—	—	111	—	111
(+)	Closure and restructuring costs	($)	—	1	67	—	68	—	—	—	—	—	—	—	1	—	1	—	1	68	—	69
(=)	Operating income (loss) before items	($)	4	4	38	—	46	20	18	16	—	54	(5)	(7)	(11)	—	(23)	19	15	43	—	77

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	4	4	38	—	46	20	18	16	—	54	(5)	(7)	(11)	—	(23)	19	15	43	—	77
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	—	14	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	—	13
(+)	Depreciation and amortization	($)	58	56	56	—	170	14	15	15	—	44	—	—	—	—	—	72	71	71	—	214
(=)	EBITDA before items	($)	66	66	98	—	230	34	33	31	—	98	(5)	(8)	(11)	—	(24)	95	91	118	—	304
(/)	Sales	($)	1,031	802	899	—	2,732	266	229	243	—	738	—	—	—	—	—	1,297	1,031	1,142	—	3,470
(=)	EBITDA margin before items	(%)	6%	8%	11%	—	8%	13%	14%	13%	—	13%	—	—	—	—	—	7%	9%	10%	—	9%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	31	(11)	226	(8)	(18)	2	8	(16)	(21)	(10)	(4)	(12)	(47)	115	34	29	(15)	163
(+)	Impairment of long-lived assets	($)	—	—	32	—	32	10	15	1	—	26	—	—	—	—	—	10	15	33	—	58
(+)	Closure and restructuring costs	($)	—	—	5	17	22	4	8	6	2	20	—	—	—	—	—	4	8	11	19	42
(=)	Operating income (loss) before items	($)	144	62	68	6	280	6	5	9	10	30	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	68	6	280	6	5	9	10	30	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263
(+)	Pension settlement loss	($)	—	—	—	30	30	—	—	—	—	—	—	—	—	—	—	—	—	—	30	30
(+)	Non-service components of net periodic benefit cost	($)	3	3	2	(28)	(20)	—	—	—	—	—	—	(1)	—	(2)	(3)	3	2	2	(30)	(23)
(+)	Depreciation and amortization	($)	58	59	57	57	231	15	15	15	17	62	—	—	—	—	—	73	74	72	74	293
(=)	EBITDA before items	($)	205	124	127	65	521	21	20	24	27	92	(21)	(11)	(4)	(14)	(50)	205	133	147	78	563
(/)	Sales	($)	1,157	1,106	1,079	1,027	4,369	239	228	219	234	920	—	—	—	—	—	1,396	1,334	1,298	1,261	5,289
(=)	EBITDA margin before items	(%)	18%	11%	12%	6%	12%	9%	9%	11%	12%	10%	—	—	—	—	—	15%	10%	11%	6%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM, a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2020				2019
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,031	802	899	2,732	1,157	1,106	1,079	1,027	4,369
Operating income (loss)	($)	4	3	(140)	(133)	144	62	31	(11)	226
Depreciation and amortization	($)	58	56	56	170	58	59	57	57	231
Impairment of long-lived assets	($)	—	—	111	111	—	—	32	—	32
Paper
Paper Production	('000 ST)	648	436	524	1,608	757	697	653	619	2,726
Paper Shipments - Manufactured	('000 ST)	679	459	550	1,688	736	681	672	656	2,745
Communication Papers	('000 ST)	569	366	449	1,384	615	567	563	554	2,299
Specialty and Packaging Papers	('000 ST)	110	93	101	304	121	114	109	102	446
Paper Shipments - Sourced from 3rd parties	('000 ST)	22	12	16	50	23	21	25	24	93
Paper Shipments - Total	('000 ST)	701	471	566	1,738	759	702	697	680	2,838
Pulp
Pulp Shipments(a)	('000 ADMT)	389	427	396	1,212	349	370	416	404	1,539
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	3%	2%	4%	3%	2%	2%	5%	5%	4%
Softwood Kraft Pulp	(%)	52%	57%	62%	57%	53%	56%	55%	54%	54%
Fluff Pulp	(%)	45%	41%	34%	40%	45%	42%	40%	41%	42%

Personal Care Segment
Sales	($)	266	229	243	738	239	228	219	234	920
Operating income (loss)	($)	20	18	16	54	(8)	(18)	2	8	(16)
Depreciation and amortization	($)	14	15	15	44	15	15	15	17	62
Impairment of long-lived assets	($)	—	—	—	—	10	15	1	—	26

Average Exchange Rates	$US / $CAN	1.344	1.385	1.332	1.354	1.329	1.337	1.321	1.321	1.327
	$CAN / $US	0.744	0.722	0.751	0.739	0.752	0.748	0.757	0.757	0.754
	€ / $US	1.102	1.101	1.170	1.124	1.136	1.124	1.111	1.107	1.120

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM, a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.